The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Citigroup Inc.	SUBJECT TO COMPLETION, DATED OCTOBER 28, 2013	October , 2013 Medium-Term Senior Notes, Series H Pricing Supplement No. 2013—CMTNH0202 Filed pursuant to Rule 424(b)(2) Registration No. 333-172562
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November     , 2018
▪
Subject to our redemption right described below, the securities offered by this pricing supplement will pay a variable coupon on each quarterly coupon payment date at an annual rate that may be as high as the contingent rate of 6.85% or as low as 0%. The actual variable coupon rate for a given quarterly coupon payment date will equal the contingent rate multiplied by the percentage of elapsed days in the related accrual period on which the closing price of shares of the iShares® MSCI Emerging Markets ETF (the “underlying shares”) exceeds the accrual barrier price specified below.

▪
Unlike conventional debt securities, the securities do not provide for repayment of the stated principal amount at maturity in all circumstances. If we do not redeem the securities prior to maturity, you will be repaid the stated principal amount of your securities at maturity only if the final share price on the final valuation date is greater than or equal to the buffer price specified below. If we do not redeem the securities prior to maturity and the final share price is less than the buffer price, which would mean the final share price has declined from the initial share price by more than 15%, you will lose approximately 1.1765% of your investment for every 1% by which the decline exceeds 15%. We have the right to redeem the securities on any coupon payment date beginning two years after issuance of the securities.

▪
The securities are unsecured senior debt securities issued by Citigroup Inc.  Investors in the securities must be willing to accept (i) an investment that will not be listed on any exchange and may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations.

KEY TERMS
Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Underlying shares:	Shares of the iShares® MSCI Emerging Markets ETF (NYSE Arca symbol: “EEM”) (the “ETF” or “underlying share issuer”)
Pricing date:	October , 2013 (expected to be October 28, 2013)
Issue date:
November    , 2013 (four business days after the pricing date). Because the securities will not settle in T+3, purchasers who wish to trade the securities on the date hereof will be required to specify alternative settlement arrangements to prevent a failed settlement.

Final valuation date:	October , 2018 (expected to be October 29, 2018), subject to postponement if such day is not a scheduled trading day or if certain market disruption events occur
Maturity date:	Unless earlier redeemed, November , 2018 (expected to be November 1, 2018)
Payment at maturity:
Unless earlier redeemed, at maturity you will receive for each security you then hold (in addition to the final coupon payment, if any):
•   If the final share price is greater than or equal to the buffer price: $1,000
•   If the final share price is less than the buffer price:                                                                                                    $1,000 × performance factor × multiplier
If we do not redeem the securities prior to maturity and the final share price declines from the initial share price by more than 15%, you will lose approximately 1.1765% of your investment for every 1% by which the decline exceeds 15%. Accordingly, the lower the final share price, the less benefit you will receive from the limited buffer offered by the securities against the depreciation of the underlying shares. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Variable quarterly coupon payments:	On each coupon payment date, you will receive a coupon payment at an annual rate equal to the variable coupon rate for that coupon payment date. The variable coupon rate for any coupon payment date will be determined as follows:
contingent rate of 6.85% per annum ×	number of accrual days during the related accrual period
number of elapsed days during the related accrual period
If the number of accrual days in a given accrual period is less than the number of elapsed days in that accrual period, the variable coupon rate for the related coupon payment date will be less than the full contingent rate, and if there are no accrual days in a given accrual period, the applicable variable coupon rate will be 0%.
Accrual day:	An elapsed day on which the accrual condition is satisfied
Elapsed day:
A day, as determined by the calculation agent, on which the closing price of the underlying shares is published and on which the underlying shares are capable of being continuously traded on their primary exchange during the one-half hour before the close of trading on that exchange.

Accrual condition:	The accrual condition will be satisfied on an elapsed day if the closing price of the underlying shares is greater than the accrual barrier price on that elapsed day.
Initial share price:	, the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the final valuation date
Accrual barrier price:	, 85% of the initial share price
Buffer price:	, 85% of the initial share price
Performance factor:	The final share price divided by the initial share price
Multiplier:	The initial share price divided by the buffer price, or 100% divided by 85%, which is approximately 1.1765
Early redemption:
We have the right to redeem the securities, in whole and not in part, quarterly on any coupon payment date occurring after the October    , 2015 (expected to be October 28, 2015) calculation date upon not less than five business days’ notice for an amount in cash equal to 100% of the stated principal amount of your securities plus the coupon payment due on the date of redemption, if any.

Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000	$15	$985
Total:	$	$	$

(Key Terms continued on next page)
(1) Citigroup Inc. currently expects that the estimated value of the securities on the pricing date will be between $947.50 and $950.00 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

The securities involve risks not associated with conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying underlying supplement, prospectus supplement and prospectus, which can be accessed via the following hyperlinks:

Underlying Supplement No. 2 dated December 27, 2012                Prospectus Supplement dated December 20, 2012 and Prospectus dated May 12, 2011

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

KEY TERMS (continued)
Coupon payment dates:	The fifth business day following each calculation date, except that the final coupon payment date will be the maturity date (or the earlier date on which we redeem the securities, if applicable).
Calculation dates:	The day (expected to be the 28th day) of each January, April, July and October, beginning January , 2014 (expected to be January 28, 2014), each subject to postponement for non-business days.
Accrual period:
For each coupon payment date, the period ending on and including the immediately preceding calculation date and beginning on but excluding the next preceding calculation date (or the pricing date in the case of the first accrual period)

CUSIP / ISIN:	1730T0B32 / US1730T0B324
Calculation agent:	CGMI

Additional Information

The terms of the securities are set forth in the accompanying prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding the underlying shares that are not repeated in this pricing supplement. It is important that you read the underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities.

Hypothetical Examples

Variable Quarterly Coupon Payments

The table below presents examples of hypothetical variable quarterly coupon payments per security for different hypothetical numbers of accrual days in a particular accrual period.  For illustrative purposes only, the table assumes an accrual period that contains 66 elapsed days.  Your actual quarterly coupon payments will depend on the actual number of accrual days and elapsed days during the relevant accrual period.  The applicable variable quarterly coupon for each accrual period will be determined on a per annum basis but will apply only to that accrual period.  The figures below have been rounded for ease of analysis.

Hypothetical Number of Accrual Days in Accrual Period*	Hypothetical Variable Coupon Rate (per Annum)**	Hypothetical Variable Quarterly Coupon Payment per Security***
0	0.00%	$0.00
1	0.10%	$0.26
10	1.04%	$2.59
15	1.56%	$3.89
20	2.08%	$5.19
25	2.59%	$6.49
30	3.11%	$7.78
35	3.63%	$9.08
40	4.15%	$10.38
45	4.67%	$11.68
50	5.19%	$12.97
55	5.71%	$14.27
60	6.23%	$15.57
66	6.85%	$17.13

*
Hypothetical number of elapsed days in the accrual period on which the accrual condition is satisfied (i.e., on which the closing price of the underlying shares is greater than the accrual barrier price).

**	Determined as follows: (i) contingent rate of 6.85%multiplied by (ii) (a) hypothetical number of accrual days divided by (b) 66

***	Determined as follows: (i) $1,000multiplied by hypothetical variable coupon rate per annum divided by (ii) 4

October 2013	PS-2

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

Payment at Maturity

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial share price to the final share price (excluding the final coupon payment, if any, and assuming we do not redeem the securities prior to maturity).

Callable Geared Buffer Range Accrual Securities Payment at Maturity Diagram

Your actual payment at maturity per security, excluding the final coupon payment, if any, will depend on the actual initial share price, the actual buffer price and the actual final share price.  The examples below are intended to illustrate how your payment at maturity will depend on whether the final share price is greater than or less than the buffer price and, if less, how much less.  The examples are based on a hypothetical initial share price of $43.00 and a hypothetical buffer price of $36.55.  The figures below have been rounded for ease of analysis.

Example 1—Par Scenario A.  The hypothetical final share price is $47.30 (a 10% increase from the hypothetical initial share price), which is greater than the hypothetical initial share price.

Payment at maturity per security (excluding the final coupon payment, if any)	= $1,000

Because the underlying shares appreciated from the hypothetical initial share price to the hypothetical final share price, your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security (excluding the final coupon payment, if any) and you would not participate in the appreciation of the underlying shares.

Example 2—Par Scenario B.  The hypothetical final share price is $38.70 (a 10% decrease from the hypothetical initial share price), which is less than the hypothetical initial share price by less than 15%.

Payment at maturity per security (excluding the final coupon payment, if any)	= $1,000

Because the hypothetical final share price is greater than the hypothetical buffer price (that is, it did not decrease from the hypothetical initial share price by more than 15%), your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security (excluding the final coupon payment, if any).

Example 3—Downside Scenario A.  The hypothetical final share price is $34.40 (a 20% decrease from the hypothetical initial share price), which is less than the hypothetical initial share price by more than 15%.

Payment at maturity per security (excluding the final coupon payment, if any)	= $1,000 × performance factor × multiplier = $1,000 × 0.8 × (100 divided by 85) = $1,000 × 0.94118 = $941.18

Because the hypothetical final share price is less than the hypothetical buffer price (that is, it decreased from the hypothetical initial share price by more than 15%), you would lose approximately 1.1765% of the stated principal amount of your securities for every 1%

October 2013	PS-3

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

by which the hypothetical final share price declined beyond the 15% buffer.  In this scenario, the underlying shares depreciated by 20% and you would lose approximately 5.88% of the stated principal amount at maturity; therefore, the securities would provide an effective buffer of approximately 14.12%.

Example 4—Downside Scenario B.  The hypothetical final share price is $10.75 (a 75% decrease from the hypothetical initial share price), which is less than the hypothetical initial share price by more than 15%.

Payment at maturity per security (excluding the final coupon payment, if any)	= $1,000 × performance factor × multiplier = $1,000 × 0.25 × (100 divided by 85) = $1,000 × 0.29412 = $294.12

Because the hypothetical final share price decreased from the hypothetical initial share price by more than 15%, you would lose approximately 1.1765% of the stated principal amount of your securities for every 1% by which the hypothetical final share price declined beyond the 15% buffer.  In this scenario, the underlying shares depreciated by 75% and you would lose approximately 70.59% of the stated principal amount at maturity; therefore, the securities would provide an effective buffer of approximately 4.41%.  A comparison of this example with the previous example illustrates the diminishing benefit of the buffer the greater the depreciation of the underlying shares.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the underlying shares. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

▪
You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. Instead, the portion of the stated principal amount repaid to you at maturity will depend on the final share price.  If the final share price is less than the initial share price by more than 15%, you will lose approximately 1.1765% of the stated principal amount of the securities for every 1% by which the decline exceeds 15%.  You should understand that any depreciation of the underlying shares beyond the 15% buffer will result in a magnified loss to your investment by approximately 1.1765 times, which will progressively offset any protection that the 15% buffer would offer.  For example, if the final share price is 50% less than the initial share price, your payment at maturity would equal $588.24.  Under the terms of the securities, in this scenario, the 15% buffer would have been reduced to effectively 8.824%.  The lower the final share price, the less benefit you will receive from the buffer.  There is no minimum payment at maturity, and you may lose your entire investment in the securities.

▪
The securities offer a variable coupon rate, and you may not receive any coupon payment on one or more coupon payment dates.  On a given coupon payment date, the variable coupon payment you receive will depend on the percentage of elapsed days during the preceding accrual period on which the accrual condition was satisfied. The accrual condition will be satisfied on a given elapsed day only if the closing price of the underlying shares is greater than the accrual barrier price on that elapsed day.  If, on any elapsed day during an accrual period, the accrual condition is not satisfied, the applicable variable coupon payment will be paid at a rate that is less, and possibly significantly less, than the contingent rate of 6.85% per annum. If, on each elapsed day during an accrual period, the accrual condition is not satisfied, no variable coupon payment will be paid on the related coupon payment date.  Accordingly, there can be no assurance that you will receive a variable coupon payment on any coupon payment date or that any variable coupon payment you do receive will be calculated at the full contingent rate.  Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the coupon payments are variable and may be zero.

▪
The higher potential yield offered by the securities is associated with greater risk than conventional debt securities. The securities offer variable coupon payments with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity. You should understand that, in exchange for this potentially higher yield, you will be exposed to significantly greater risks than investors in our conventional debt securities. These risks include the risk that the variable coupon payments you receive, if any, will be calculated at a rate that is lower (perhaps significantly) than the full contingent rate and that may be zero, and the risk that you may receive less, and potentially significantly less, than the stated principal amount of your securities at maturity. The volatility of the underlying shares is an important factor affecting these risks. Greater expected volatility of the underlying shares as of the pricing date may contribute to the higher yield potential, but would also represent a greater expected likelihood as of the pricing date that you will receive little or no coupon on the securities, or that you will not be repaid the stated principal amount of your securities at maturity.

October 2013	PS-4

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

▪
You may not be adequately compensated for assuming the downside risk of the underlying shares. The variable quarterly coupon payments you receive on the securities, if any, are the compensation you receive for assuming the downside risk of the underlying shares, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon payments are variable and any variable coupon payment you receive may be calculated at a rate that is lower (perhaps significantly) than the full contingent rate and that may be zero. Second, the variable quarterly coupon payments are the compensation you receive not only for the downside risk of the underlying shares, but also for all of the other risks of the securities, including interest rate risk and our credit risk.  If those other risks increase or are otherwise greater than you currently anticipate, the variable coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the underlying shares.

▪
The securities may be redeemed at our option, which limits your ability to receive variable coupon payments if the underlying shares perform favorably. In determining whether to redeem the securities, we will consider various factors, including then current market interest rates and our expectations about payments we will be required to make on the securities in the future. If we redeem the securities, we will do so at a time that is advantageous to us and without regard to your interests. We are more likely to call the securities at a time when the underlying shares are performing favorably from your perspective and when we expect the underlying shares to continue to do so. Therefore, although the securities offer variable coupon payments with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, if the securities are paying that higher rate and we expect them to continue to do so, it is more likely that we would call the securities at that time. Accordingly, the redemption feature of the securities is likely to limit the benefits you receive from the variable coupon payments. If we exercise our redemption right prior to maturity, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪
The securities offer downside exposure, but no upside exposure, to the underlying shares. You will not participate in any appreciation in the price of the underlying shares over the term of the securities. Consequently, your return on the securities will be limited to the variable quarterly coupon payments you receive, if any, and may be significantly less than the return on the underlying shares over the term of the securities.

▪	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive anything owed to you under the securities.

▪
The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪
The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪
The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying shares, dividend yields on the underlying shares and the stocks held by the ETF and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪
The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than

October 2013	PS-5

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

▪
The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪
The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including those described below.  Some of these factors are interrelated in complex ways.  As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors.  The bullets below describe what we expect to be the impact on the value of the securities of a change in a specific factor, assuming all other conditions remain constant.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

•
Price of the underlying shares.  We expect that the value of the securities at any time will depend substantially on the price of the underlying shares at that time.  If the price of the underlying shares moves in an unfavorable direction after the pricing date, the value of your securities will likely decline, perhaps significantly.  In all cases, the value of your securities prior to maturity may be significantly less than the stated principal amount of your securities because of expectations that the price of the underlying shares will continue to fluctuate over the term of the securities, among other reasons.

•
Volatility of the underlying shares.  Volatility refers to the average magnitude of changes in the price of the underlying shares over any given period.  Any increase in the expected volatility of the underlying shares is likely to adversely affect the value of the securities.  This is because greater volatility in the price of the underlying shares is associated with a greater likelihood that the price of the underlying shares will move in a way that adversely affects one or more payments to you on the securities.

•
Dividend yield.  If the dividend yield on the on the underlying shares and/or the dividend yield on the stocks held by the ETF increases, we expect that the value of the securities may decrease.  You will not be entitled to receive any dividends paid on the underlying shares or the stocks held by the ETF during the term of the securities.

•
Interest rates. We expect that the value of the securities will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the securities is likely to decrease.

•
Exchange rates.  Because the ETF invests in non-U.S. companies and the net asset value of the ETF is based on the U.S. dollar value of the stocks held by the ETF, the value of the securities will be affected by changes in the exchange rate and the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the stocks held by the ETF trade, as well as by the correlation between those rates and the price of the underlying shares.

•
Time remaining to maturity.  At any given time, a portion of the value of the securities will be attributable to time value, which is based on the amount of time then remaining to maturity.  If you sell the securities at any time prior to maturity, you will be giving up any increase in the time value of the securities that may result as the time remaining to maturity shortens.

•
Creditworthiness of Citigroup Inc.  The securities are subject to the credit risk of Citigroup Inc. Therefore, any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the value of the securities.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the securities attributable to one or more of the other factors.

▪
Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪
Your payment at maturity depends on the closing price of the underlying shares on a single day. If we do not redeem the securities prior to maturity, whether you are repaid the stated principal amount of your securities at maturity will depend solely on

October 2013	PS-6

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

the closing price of the underlying shares on the final valuation date. Accordingly, you are subject to the risk that the closing price of the underlying shares on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities.

▪
Our offering of the securities is not a recommendation of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or the stocks held by the ETF or in instruments related to the underlying shares or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the price of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪
The price of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the underlying shares or the stocks held by the ETF and other financial instruments related to the underlying shares or such stocks. Our affiliates also trade the underlying shares or the stocks held by the ETF and other financial instruments related to the underlying shares or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the price of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪
We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates' business activities. Our affiliates may currently or from time to time engage in business with the underlying share issuer or the issuers of the stocks held by the ETF, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪
Even if the underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend except in limited circumstances.  In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on the underlying shares unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the underlying shares on the date of declaration of the dividend.  Any dividend will reduce the closing price of the underlying shares by the amount of the dividend per share.  If the underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected.  See “Additional Terms of the Securities” in this pricing supplement.

▪
An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of the underlying shares.  For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above.  Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event.  Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares would not.

▪
The securities may become linked to shares of an issuer other than the original underlying share issuer upon the occurrence of a reorganization event or upon the delisting of the underlying shares. For example, if the underlying share issuer enters into a merger agreement that provides for holders of the underlying shares to receive shares of another entity, the shares of such other entity will become the underlying shares for all purposes of the securities upon consummation of the merger.  Additionally, if the underlying shares are delisted or the ETF is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another ETF to be the underlying shares.  See “Terms of the Securities” in this pricing supplement.

▪
The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, events with respect to the underlying share issuer that may require a dilution adjustment or the delisting of the underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity.  In making these judgments, the calculation agent's interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪
The price of the underlying shares may not completely track the performance of the index underlying the ETF. The price of the underlying shares will reflect transaction costs and fees of the underlying share issuer that are not included in the calculation of the index underlying the ETF. In addition, the underlying share issuer may not hold all of the shares included in, and may hold securities and derivative instruments that are not included in, the index underlying the ETF.

▪
Changes made by the investment adviser to the underlying share issuer or by the sponsor of the index underlying the ETF may adversely affect the underlying shares.  We are not affiliated with the investment adviser to the underlying share issuer or with the sponsor of the index underlying the ETF.  Accordingly, we have no control over any changes such investment adviser or sponsor may make to the underlying share issuer or the index underlying the ETF. Such changes could be made at any time and could adversely affect the performance of the underlying shares.

October 2013	PS-7

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

▪
Investing in the securities exposes investors to risks associated with emerging markets equity securities. The stocks composing the index underlying the ETF and that are generally tracked by the underlying shares have been issued by companies in various emerging markets. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, present the risks of nationalization of businesses, have restrictions on foreign ownership and prohibitions on the repatriation of assets and have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, be highly vulnerable to changes in local or global trade conditions and suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪
Fluctuations in exchange rates will affect the price of the ETF.  Because the ETF invests in non-U.S. companies and the net asset value of the ETF is based on the U.S. dollar value of the stocks held by the ETF, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such stocks trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region. An investor's net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency.  If, taking into account such weighting, the dollar generally strengthens against the currencies of the stocks held by the ETF, the price of the ETF will be adversely affected for that reason alone and the value of the securities may be adversely affected.  Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

▪
The U.S. federal tax consequences of an investment in the securities are unclear.  There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities described herein.  If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.  As described below under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

As described in this pricing supplement under “United States Federal Tax Considerations,” in connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a portion of each coupon payment as attributable to interest and the remainder to option premium.  However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%.  If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.  Both U.S. and non-U.S. persons considering an investment in the securities should review carefully the section of this pricing supplement entitled “United States Federal Tax Considerations” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

October 2013	PS-8

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

Information about the Underlying Shares

The iShares® MSCI Emerging Markets ETF is an investment portfolio managed by iShares® Inc. BlackRock Fund Advisors is the investment adviser to the underlying share issuer.

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the underlying share issuer.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The iShares® MSCI Emerging Markets ETF trades on the NYSE Arca under the ticker symbol “EEM.”

The underlying share issuer is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index.  However, for purposes of the securities, the performance of the ETF will reflect only its price performance, as any dividends paid on the underlying shares will not be factored into a determination of the final share price.  The MSCI Emerging Markets Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

Please refer to the section “Fund Descriptions—iShares® MSCI Emerging Markets Index Fund” in the accompanying underlying supplement for important disclosures regarding the underlying shares.

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer.  We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, neither Citigroup Inc. nor CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer.

The securities represent obligations of Citigroup Inc. only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

Historical Information

The graph below shows the closing prices of the underlying shares for each day such price was available from January 2, 2008 to October 24, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices of the underlying shares as an indication of future performance.

iShares® MSCI Emerging Markets ETF — Historical Closing Prices January 2, 2008 to October 24, 2013

October 2013	PS-9

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

iShares® MSCI Emerging Markets ETF	High	Low	Dividends
2008
First Quarter	$50.37	$42.17	$0.64893
Second Quarter	$51.70	$44.43	$0.51726
Third Quarter	$44.43	$31.33	$0.00000
Fourth Quarter	$33.90	$18.22	$0.34042
2009
First Quarter	$27.09	$19.94	$0.00000
Second Quarter	$34.64	$25.65	$0.24728
Third Quarter	$39.29	$30.75	$0.00000
Fourth Quarter	$42.07	$37.56	$0.32289
2010
First Quarter	$43.22	$36.83	$0.01201
Second Quarter	$43.98	$36.16	$0.26160
Third Quarter	$44.77	$37.59	$0.00000
Fourth Quarter	$48.58	$44.77	$0.35942
2011
First Quarter	$48.69	$44.63	$0.02512
Second Quarter	$50.21	$45.50	$0.46092
Third Quarter	$48.46	$34.95	$0.00000
Fourth Quarter	$42.80	$34.36	$0.34696
2012
First Quarter	$44.76	$38.23	$0.00000
Second Quarter	$43.54	$36.68	$0.46836
Third Quarter	$42.37	$37.42	$0.00000
Fourth Quarter	$44.35	$40.14	$0.26233
2008
First Quarter	$45.20	$41.80	$0.01423
Second Quarter	$44.23	$36.63	$0.00000
Third Quarter	$43.29	$37.34	$0.49260
Fourth Quarter (through October 24, 2013)	$43.66	$41.34	$0.00000

The closing price of the underlying shares on October 24, 2013 was $42.54.

There was a 3-for-1 stock split of iShares® MSCI Emerging Markets ETF shares that became effective on July 23, 2008.  The prices shown above have been adjusted to reflect that split.  We make no representation as to the amount of dividends, if any, that may be paid on the underlying shares in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the underlying shares.

October 2013	PS-10

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

Terms of the Securities

The following description of the specific terms of the securities supplements the general terms and provisions set forth in the accompanying prospectus supplement and prospectus.  If any specific information regarding the securities in this pricing supplement is inconsistent with the more general terms described in the accompanying prospectus supplement and prospectus, you should rely on the information in this pricing supplement.

General

The securities are senior unsecured debt securities issued by Citigroup Inc. under the senior debt indenture described in the accompanying prospectus supplement and prospectus.  The securities will constitute part of the senior debt of Citigroup Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

Your return on the securities will be linked to the performance of shares of the iShares® MSCI Emerging Markets ETF (the “underlying shares”).

The calculation agent for the securities is our affiliate, Citigroup Global Markets Inc., or any successor appointed by us.  The calculation agent will make the determinations specified in this pricing supplement.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Inc. and the holders of the securities.  The calculation agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

The “stated principal amount” of each security is $1,000.

A “business day” means any day that is not a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

Coupon Payments

The securities will pay a variable coupon on each coupon payment date at an annual rate that may be as high as the “contingent rate” of 6.85% per annum and may be as low as 0%.  The actual “variable coupon rate” for any coupon payment date will be calculated as follows:

contingent rate of 6.85% per annum ×	number of accrual days during the related accrual period
number of elapsed days during the related accrual period

If the number of accrual days in a given accrual period is less than the number of elapsed days in that accrual period, the variable coupon rate for the related coupon payment date will be less than the full contingent rate, and if there are no accrual days in a given accrual period, the applicable variable coupon rate will be 0%.

On each coupon payment date, the amount of the variable coupon payment per security will equal (i) (A) the stated principal amount of $1,000 multiplied by (B) the variable coupon rate applicable to that coupon payment date divided by (ii) 4.

The “coupon payment dates” are the fifth business day following each calculation date, except that the final coupon payment date will be the maturity date (or the earlier date on which we redeem the securities, if applicable).

An “accrual day” is an elapsed day on which the accrual condition is satisfied.

An “elapsed day” is a day, as determined by the calculation agent, on which the closing price of the underlying shares is published and on which the underlying shares are capable of being continuously traded on their primary exchange during the one-half hour before the close of trading on that exchange.

The “accrual condition” will be satisfied on an elapsed day if the closing price of the underlying shares is greater than the accrual barrier price on that elapsed day.

The “accrual barrier price” is       , which is 85% of the initial share price.

The “initial share price” is      , which is the closing price of the underlying shares on the pricing date.

The “accrual period” for each coupon payment date is the period ending on and including the immediately preceding calculation date and beginning on but excluding the next preceding calculation date (or the pricing date in the case of the first accrual period).

October 2013	PS-11

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

The “calculation dates” are the     day (expected to be the 28th day) of each January, April, July and October, beginning January    , 2014 (expected to be January 28, 2014).  If any scheduled calculation date is not a business day, that calculation date will be postponed to the immediately succeeding business day.

The “pricing date” is October    , 2013 (expected to be October 28, 2013).

The “issue date” is November    , 2013 (four business days after the pricing date). Because the securities will not settle in T+3, purchasers who wish to trade the securities on the date hereof will be required to specify alternative settlement arrangements to prevent a failed settlement.

Each variable coupon payment will be payable to the persons in whose names the securities are registered at the close of business on the business day immediately preceding the applicable coupon payment date, each a regular record date, except that the final variable coupon payment will be payable to the persons who hold the securities on the maturity date or the date on which the securities are earlier redeemed, as applicable.

Payment at Maturity

Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances.  Unless earlier redeemed, at maturity you will receive for each security you then hold (in addition to the final coupon payment, if any):

•       If the final share price is greater than or equal to the buffer price:    $1,000
•       If the final share price is less than the buffer price:                            $1,000 × performance factor × multiplier

If we do not redeem the securities prior to maturity and the final share price declines from the initial share price by more than 15%, you will lose approximately 1.1765% of your investment for every 1% by which the decline exceeds 15%. Accordingly, the lower the final share price, the less benefit you will receive from the limited buffer offered by the securities against the depreciation of the underlying shares. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Unless earlier redeemed, the securities will mature on November   , 2018 (expected to be November 1, 2018) (the “maturity date”).  If the originally scheduled maturity date is not a business day, any payment required to be made on the maturity date will be made on the next succeeding business day, and no interest will accrue as a result of delayed payment.

The “final share price” will be the closing price of the underlying shares on the final valuation date.

The “buffer price” is       , which is 85% of the initial share price.

The “performance factor” will be equal to the final share price divided by the initial share price.

The “multiplier” is equal to the initial share price divided by the buffer price, or 100% divided by 85%, which is approximately 1.1765.

The “final valuation date” is October    , 2018 (expected to be October 29, 2018), subject to postponement as described below under “—Consequences of a Market Disruption Event; Postponement of the Final Valuation Date.”

You may lose some or all of the stated principal amount of the securities, but in no circumstance will you receive more than the stated principal amount of the securities at maturity (excluding any final variable coupon payment).  In addition to the risks associated with the performance of the underlying shares, any payments due on the securities are subject to the credit risk of Citigroup Inc.

October 2013	PS-12

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

Call Right

We have the right to redeem the securities, in whole and not in part, quarterly on any coupon payment date occurring after the October    , 2015 (expected to be October 28, 2015) calculation date upon not less than five business days’ notice for an amount in cash equal to 100% of the stated principal amount of your securities plus the coupon payment due on the date of redemption, if any.

The provisions set forth under “Description of the Notes—Optional Redemption, Repayment and Repurchase” in the accompanying prospectus supplement apply to our right to redeem the securities, subject to the terms set forth in this pricing supplement.

Holders of the securities will not have the right to require us to redeem the securities prior to maturity.

Determining the Closing Price of the Underlying Shares

The “closing price” of the underlying shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below) on any date of determination will be the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such date of the exchange (as defined below) for such security or, if such price is not available on the exchange for such security, on any other U.S. national securities exchange on which such security is listed or admitted to trading.

Solely for purposes of determining if the accrual condition has been met, if the closing price of the underlying shares is not available, the closing price of such security on the applicable date of determination will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the security obtained from as many dealers in such security (which may include Citigroup Global Markets or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. If no bid prices are provided from any third party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Solely for purposes of determining your payment at maturity (excluding any final variable coupon payment, if any), if a market disruption event (as defined below) occurs on the final valuation date, the calculation agent may, in its sole discretion, determine the closing price of such security on the final valuation date either (x) if available, pursuant to the immediately preceding paragraph or (y) as the arithmetic mean of the bid prices of the underlying shares (or other security) obtained from as many dealers (which may include Citigroup Global Markets or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the calculation agent or, if no bid prices are provided from any third party dealers, as determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Consequences of a Market Disruption Event; Postponement of the Final Valuation Date

For the purposes of these securities, this section shall only apply to the determination of the closing price of the underlying shares on the final valuation date for the purpose of determining your payment at maturity (excluding any final variable coupon payment, if any).  Any postponement of the final valuation date will not result in a postponement of the calculation date scheduled to occur on the same day.

If a market disruption event occurs with respect to the underlying shares on the final valuation date, the calculation agent may, but is not required to, postpone the final valuation date to the next succeeding scheduled trading day (as defined below) for the underlying shares on which a market disruption event does not occur with respect to the underlying shares; provided that the final valuation date may not be postponed past the fifth scheduled trading day for the underlying shares immediately following the date that was originally scheduled to be the final valuation date or, in any event, past the scheduled trading day immediately preceding the maturity date.

If the final valuation date is not a scheduled trading day, the final valuation date will be postponed to the earlier of (i) the next succeeding day that is a scheduled trading day and (ii) the business day immediately preceding the maturity date.

If a market disruption event occurs on the final valuation date and the calculation agent does not postpone the final valuation date, or if the final valuation date is postponed for any reason to the last date to which it may be postponed, in each case as described above, then the closing price to be determined on such date will be determined as set forth in the definition of “closing price” above.

Under the terms of the securities, the calculation agent will be required to exercise discretion in determining (i) whether a market disruption event has occurred; (ii) if a market disruption event occurs, whether to postpone the final valuation date as a result of the market disruption event; and (iii) if a market disruption event occurs and the closing price is available pursuant to the definition of “closing price,” whether to determine such closing price by reference to the first paragraph under the section “—Determining the Closing Price of the Underlying Shares” above or by reference to the alternative procedure described in the definition of “closing price.” In exercising this discretion, the calculation agent will be required to act in good faith and using its reasonable judgment, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our ability or the ability of our hedging counterparty, which may be an affiliate of ours, to adjust or unwind all or a material portion of any hedge with respect to the securities.

October 2013	PS-13

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

Certain Definitions

The “closing time” with respect to the underlying shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below), on any day, means the scheduled closing time (as defined below) of the exchange for the underlying shares or other security on such day or, if earlier, the actual closing time of such exchange on such day.

The “exchange” for the underlying shares (or any other security) means the principal U.S. national securities exchange on which trading in the underlying shares or other security occurs, as determined by the calculation agent.

An “exchange business day” means, with respect to the underlying shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below), any scheduled trading day for the underlying shares or other security on which the exchange and each related exchange for the underlying shares or other security are open for trading during their respective regular trading sessions, notwithstanding any such exchange or related exchange closing prior to its scheduled closing time.

A “market disruption event” means, with respect to the underlying shares (or any other security for which a closing price must be determined), as determined by the calculation agent,

(1)            the occurrence or existence of any suspension of or limitation imposed on trading by the exchange for such security or otherwise (whether by reason of movements in price exceeding limits permitted by the exchange or otherwise) relating to such security on such exchange, which the calculation agent determines is material, at any time during the one-hour period that ends at the closing time;

(2)            the occurrence or existence of any suspension of or limitation imposed on trading by any related exchange for such security or otherwise (whether by reason of movements in price exceeding limits permitted by the related exchange or otherwise) in futures or options contracts relating to such security, which the calculation agent determines is material, at any time during the one-hour period that ends at the closing time;

(3)            the occurrence or existence of any event (other than an early closure (as defined below)) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general to effect transactions in, or obtain market values for, such security on the exchange for such security, which the calculation agent determines is material, at any time during the one-hour period that ends at the closing time;

(4)            the occurrence or existence of any event (other than an early closure) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such security on any related exchange for such security, which the calculation agent determines is material, at any time during the one-hour period that ends at the closing time;

(5)            the closure on any exchange business day of the exchange or any related exchange for such security prior to its scheduled closing time unless such earlier closing time is announced by such exchange or related exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange or related exchange on such exchange business day and (ii) the submission deadline for orders to be entered into the exchange or related exchange system for execution at the closing time on such exchange business day (an “early closure”); or

(6)            the failure of the exchange or any related exchange for such security to open for trading during its regular trading session.

In addition to the foregoing events, a market disruption event shall occur with respect to the underlying shares if a market disruption event would occur with respect to the index underlying the ETF (or with respect to any successor ETF underlying index in the circumstances described under “—Delisting, Liquidation or Termination of the ETF” below) pursuant to the definition of “market disruption event for the index underlying the ETF” below.

A “related exchange” for the underlying shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below) means each exchange where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the underlying shares or other security.

The “scheduled closing time” on any day for any exchange or related exchange is the scheduled weekday closing time of such exchange or related exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

A “scheduled trading day” with respect to the underlying shares means a day, as determined by the calculation agent, on which the exchange, if any, and each related exchange, if any, for the underlying shares are scheduled to be open for trading for their respective regular trading sessions. Notwithstanding the foregoing, the calculation agent may, in its sole discretion, deem any day on which a

October 2013	PS-14

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

related exchange for the underlying shares is not scheduled to be open for trading for its regular trading session, but on which the exchange for the underlying shares is scheduled to be open for its regular trading session, to be a scheduled trading day.

A “market disruption event for the index underlying the ETF” means, with respect to the index underlying the ETF or any successor ETF, as determined by the calculation agent,

(1)         Any of the following events occurs or exists with respect to any security included in that index, and the aggregate of all securities included in that index with respect to which any such event occurs comprise 20% or more of the level of that index:

(a) any suspension of or limitation imposed on trading by the relevant exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise), which the calculation agent determines is material, at any time during the one-hour period that ends at the closing time of the relevant exchange;

(b) any event (other than an exchange early closure (as defined below)) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant exchange, which the calculation agent determines is material, at any time during the one-hour period that ends at the closing time of the relevant exchange; or

(c) the closure of the relevant exchange prior to its scheduled closing time unless such earlier closing time is announced by such relevant exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange on such day and (ii) the submission deadline for orders to be entered into the exchange system for execution at such actual closing time (an “exchange early closure”).

(2)         Any of the following events occurs or exists with respect to futures or options contracts relating to that index:

(a) any suspension of or limitation imposed on trading by any exchange where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to that index (the “index related exchange”) or otherwise (whether by reason of movements in price exceeding limits permitted by the index related exchange or otherwise), which the calculation agent determines is material, at any time during the one-hour period that ends at the closing time of the relevant index related exchange;

(b) any event (other than an index related exchange early closure (as defined below)) that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to that index on any index related exchange, which the calculation agent determines is material, at any time during the one-hour period that ends at the closing time of the relevant index related exchange; or

(c) the closure of the relevant index related exchange prior to its scheduled closing time unless such earlier closing time is announced by such index related exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such index related exchange on such day and (ii) the submission deadline for orders to be entered into the index related exchange system for execution at such actual closing time (a “index related exchange early closure”).

(3)         the failure of any index related exchange to open for trading during its regular trading session; or

(4)         the failure of the publisher of that index to publish the level of that index.

For purposes of this definition, the relevant percentage contribution of a security included in the index underlying the ETF to the level of that index will be based on a comparison of the portion of the level of that index attributable to that security to the level of that index, in each case using the official opening weightings as published by the publisher of that index as part of the market “opening data.”

Dilution and Reorganization Adjustments

If certain events occur that affect the underlying shares to which the securities are linked, each relevant price will be subject to adjustment as described below.  The “relevant prices” are the initial share price, the accrual barrier price and the buffer price.  In addition, if a reorganization event (as defined below) or certain other events occur with respect to the underlying shares, other securities or property may be substituted for the original underlying shares for purposes of determining the closing price of the underlying shares on and after the adjustment date for such event.  Any of these adjustments could have an impact on the amount of any payment to you under the securities.  Citigroup Global Markets Inc., as calculation agent, will be responsible for the calculation of any adjustment described herein and will furnish the trustee with notice of any adjustment. The adjustments described below will be effected for events that have an applicable adjustment date from but excluding the pricing date to and including the final valuation date.

No adjustments will be required other than those specified below. The adjustments specified in this section do not cover all events that could have a dilutive or adverse effect on the underlying shares during the term of the securities. See “Summary Risk Factors—Even if

October 2013	PS-15

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

the underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend except in limited circumstances” in this pricing supplement.

In this section, the term “underlying share issuer” means the issuer of the underlying shares to which the securities are linked.

The calculation agent will have the discretion not to make any of the adjustments described below or to modify any of the adjustments described below if it determines that such adjustment would not be made in any relevant market for options or futures contracts relating to the underlying shares (including options or futures contracts on the index underlying the ETF) or that any adjustment made in such market would materially differ from the relevant adjustment described below.

Stock Dividends, Stock Splits and Reverse Stock Splits

If the underlying share issuer:

(1)         declares a record date in respect of, or pays or makes, a dividend or distribution, in each case of underlying shares with respect to its underlying shares (excluding any share dividend or distribution for which the number of shares paid or distributed is based on a fixed cash equivalent value (“excluded share dividends”)),

(2)         subdivides or splits its outstanding underlying shares into a greater number of shares or

(3)         combines its outstanding underlying shares into a smaller number of shares,

then, in each of these cases, each relevant price with respect to the underlying shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of underlying shares of such underlying share issuer outstanding immediately prior to the open of business on the applicable adjustment date and (ii) the denominator of which will be the number of such underlying shares outstanding immediately after giving effect to such event.

Issuance of Certain Rights or Warrants

If the underlying share issuer issues, or declares a record date in respect of an issuance of, rights or warrants, in each case to all holders of its underlying shares entitling them to subscribe for or purchase such underlying shares at a price per share less than the then-current market price of such underlying shares, other than excluded rights (as defined below), then, in each case, each relevant price with respect to the underlying shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of such underlying shares outstanding immediately prior to the open of business on the applicable adjustment date, plus the number of additional underlying shares which the aggregate offering price of the total number of underlying shares offered for subscription or purchase pursuant to the rights or warrants would purchase at the then-current market price of such underlying shares (which will be determined by multiplying the total number of underlying shares so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the then-current market price) and (ii) the denominator of which will be the number of such underlying shares outstanding immediately prior to the open of business on the applicable adjustment date, plus the number of additional underlying shares offered for subscription or purchase pursuant to the rights or warrants. To the extent that, prior to the maturity date of the securities, after the expiration of the rights or warrants, the underlying share issuer publicly announces the number of underlying shares with respect to which such rights or warrants have been exercised and such number is less than the aggregate number offered, each applicable relevant price with respect to the underlying shares will be further adjusted to equal the relevant price which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of underlying shares for which such rights or warrants were actually exercised.

“Excluded rights” means (i) rights to purchase underlying shares pursuant to a plan for the reinvestment of dividends or interest and (ii) rights that are not immediately exercisable, trade as a unit or automatically with the underlying shares and may be redeemed by the underlying share issuer.

The “then-current market price” of any underlying shares, for the purpose of applying any dilution adjustment, means the average closing price per such underlying share for the ten scheduled trading days ending on the scheduled trading day immediately preceding the related adjustment date. For purposes of determining the then-current market price, if a market disruption event occurs with respect to the underlying shares on any such scheduled trading day, the calculation agent may disregard the closing price on such scheduled trading day for purposes of calculating such average; provided that the calculation agent may not disregard more than five scheduled trading days in such ten–scheduled trading day period.

Spin-offs and Certain Other Non-Cash Distributions

If the underlying share issuer (a) declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of its underlying shares, of any class of its capital stock, the capital stock of one or more of its subsidiaries (excluding any capital stock of a subsidiary in the form of marketable securities (as defined below)), evidences of its indebtedness or other non-cash assets or (b) issues to all holders of its

October 2013	PS-16

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

underlying shares, or declares a record date in respect of an issuance to all holders of its underlying shares of, rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries’ securities, in each case excluding any share dividends or distributions referred to above, excluded share dividends, any rights or warrants referred to above, excluded rights and any reclassification referred to below, then, in each of these cases, each relevant price with respect to the underlying shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the then-current market price of one such underlying share less the fair market value as of open of business on the adjustment date of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one underlying share of such underlying share issuer and (ii) the denominator of which will be the then-current market price of one such underlying share. If any capital stock declared or paid as a dividend or otherwise distributed or issued to all holders of the applicable underlying shares consists, in whole or in part, of marketable securities (other than marketable securities of a subsidiary of the applicable underlying share issuer), then the fair market value of such marketable securities will be determined by the calculation agent by reference to the closing price of such capital stock. The fair market value of any other distribution or issuance referred to in this paragraph will be determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Inc., whose determination will be final.

Notwithstanding the foregoing, in the event that, with respect to any dividend, distribution or issuance to which the immediately preceding paragraph would otherwise apply, the numerator in the fraction referred to in such paragraph is less than $1.00 or is a negative number, then Citigroup Inc. may, at its option, elect to have the adjustment to each relevant price with respect to the underlying shares provided by such paragraph not be made and, in lieu of this adjustment, the closing price of the underlying shares on any date of determination thereafter will be deemed to be equal to the sum of (i) the closing price of the underlying shares on such date and (ii) the fair market value of the capital stock, evidences of indebtedness, assets, rights or warrants (determined, as of open of business on the adjustment date, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Inc., whose determination will be final) so distributed or issued applicable to one share.

If the underlying share issuer declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of its underlying shares of the capital stock of one or more of its subsidiaries in the form of marketable securities, the closing price of the underlying shares on any date of determination from and after open of business on the adjustment date will in each case equal the closing price of the underlying shares plus the product of (i) the closing price of such shares of subsidiary capital stock on such date and (ii) the number of shares of such subsidiary capital stock distributed per share. In the event an adjustment pursuant to this paragraph occurs, following such adjustment, the adjustments described in this section “—Dilution and Reorganization Adjustments” will also apply to such subsidiary capital stock if any of the events described in this section “—Dilution and Reorganization Adjustments” occurs with respect to such capital stock.

Certain Extraordinary Cash Dividends

If the underlying share issuer declares a record date in respect of a distribution of cash, by dividend or otherwise, to all holders of its underlying shares, other than (a) any permitted dividends described below, (b) any cash distributed in consideration of fractional shares of the underlying shares and (c) any cash distributed in a reorganization event referred to below, then in each case each relevant price with respect to the underlying shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the then-current market price of the applicable underlying shares less the amount of the distribution applicable to one underlying share which would not be a permitted dividend (such amount, the “extraordinary portion”) and (ii) the denominator of which will be the then-current market price of the applicable underlying shares. In the case of an underlying share issuer that is organized outside the United States, in order to determine the extraordinary portion, the amount of the distribution will be reduced by any applicable foreign withholding taxes that would apply to dividends or other distributions paid to a U.S. person that claims any reduction in such taxes to which a U.S. person would generally be entitled under an applicable U.S. income tax treaty, if available.

A “permitted dividend” is (1) any distribution of cash, by dividend or otherwise, to all holders of the applicable underlying shares other than to the extent that such distribution, together with all other such distributions in the same quarterly fiscal period of the applicable underlying share issuer with respect to which an adjustment to each relevant price under this section “—Certain Extraordinary Cash Dividends” has not previously been made, per underlying share exceeds the sum of (a) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the immediately preceding quarterly fiscal period, if any, per underlying share and (b) 10% of the closing price of the underlying shares on the date of declaration of such distribution, and (2) any cash dividend or distribution made in the form of a fixed cash equivalent value for which the holders of the applicable underlying shares have the option to receive either a number of underlying shares or a fixed amount of cash. If the applicable underlying share issuer pays a dividend on an annual basis rather than a quarterly basis, the calculation agent will make such adjustments to this provision as it deems appropriate.

Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which the first paragraph under this section”—Certain Extraordinary Cash Dividends” would otherwise apply, the numerator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup Inc. may, at its option, elect to have the adjustment provided by such paragraph not be made and, in lieu of this adjustment, the closing price of the underlying shares on any date of determination from and after open of business on the adjustment date will be deemed to be equal to the sum of (i) the closing price of the underlying shares on such date and (ii) the amount of cash so distributed applicable to one share.

Reorganization Events

October 2013	PS-17

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

In the event of any of the following “reorganization events” with respect to the underlying share issuer:

•	the underlying share issuer reclassifies its underlying shares, including, without limitation, in connection with the issuance of tracking stock,

•
any consolidation or merger of the underlying share issuer, or any surviving entity or subsequent surviving entity of such underlying share issuer, with or into another entity, other than a merger or consolidation in which such underlying share issuer is the continuing company and in which the underlying shares of such underlying share issuer outstanding immediately before the merger or consolidation are not exchanged for cash, securities or other property of such underlying share issuer or another issuer,

•	any sale, transfer, lease or conveyance to another company of the property of such underlying share issuer or any successor as an entirety or substantially as an entirety,

•	any statutory exchange of underlying shares of such underlying share issuer with securities of another issuer, other than in connection with a merger or acquisition or

•	another entity completes a tender or exchange offer for all the outstanding underlying shares of such underlying share issuer,

the closing price of the underlying shares on any date of determination from and after the open of business on the adjustment date will, in each case, be deemed to be equal to the transaction value on such date.  The calculation agent will determine in its sole discretion whether a transaction constitutes a reorganization event as defined above, including whether a transaction constitutes a sale, transfer, lease or conveyance to another company of the property of the applicable underlying share issuer or any successor “as an entirety or substantially as an entirety.”  The calculation agent will have significant discretion in determining what “substantially as an entirety” means and may exercise that discretion in a manner that may be adverse to the interests of holders of the securities.

The “transaction value” will equal the sum of (1), (2) and (3) below:

(1)         for any cash received in a reorganization event, the amount of cash received per underlying share,

(2)         for any property other than cash or marketable securities received in a reorganization event, an amount equal to the fair market value on the effective date of the reorganization event of that property received per underlying share, as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Inc., whose determination will be final, and

(3)         for any marketable securities received in a reorganization event, an amount equal to the closing price per unit of these marketable securities on the applicable date of determination multiplied by the number of these marketable securities received per underlying share, plus, in each case, if the underlying shares continue to be outstanding following the reorganization event, the closing price of such underlying shares.

“Marketable securities” are any perpetual equity securities or debt securities with a stated maturity after the maturity date, in each case that are listed on a U.S. national securities exchange.  The number of shares of any equity securities constituting marketable securities included in the calculation of transaction value pursuant to clause (3) above will be adjusted if any event occurs with respect to the marketable securities or the issuer of the marketable securities between the time of the reorganization event and the final valuation date that would have required an adjustment as described above, had it occurred with respect to the underlying shares or the underlying share issuer.  Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above, as determined by the calculation agent.

Certain General Provisions

The adjustments described in this section will be effected at the open of business on the applicable date specified below (such date, the “adjustment date”):

•	in the case of any dividend, distribution or issuance, on the applicable ex-date (as defined below),

•	in the case of any subdivision, split, combination or reclassification, on the effective date thereof, and

•	in the case of any reorganization event, on the effective date of the reorganization event.

All adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in any relevant price with respect to the underlying shares will be required unless the adjustment would

October 2013	PS-18

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution or issuance requiring an adjustment as described herein is subsequently canceled by the underlying share issuer, or this dividend, distribution or issuance fails to receive requisite approvals or fails to occur for any other reason, in each case prior to the maturity date of the securities, then, upon such cancellation, failure of approval or failure to occur, each relevant price will be further adjusted to the relevant price that would have then been in effect had adjustment for the event not been made. All adjustments to any relevant price shall be cumulative, such that if more than one adjustment is required to a relevant price, each subsequent adjustment will be made to the relevant price as previously adjusted.

The “ex-date” relating to any dividend, distribution or issuance is the first date on which the underlying shares trade in the regular way on their principal market without the right to receive such dividend, distribution or issuance from the underlying share issuer or, if applicable, from the seller on such market (in the form of due bills or otherwise).

For the purpose of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the calculation agent may determine.

Delisting, Liquidation or Termination of the ETF

If the underlying shares are delisted from their exchange (other than in connection with a reorganization event) and not then or immediately thereafter listed on another U.S. national securities exchange, or if the ETF is liquidated or otherwise terminated (each, a “termination event”), the calculation agent may substitute for the underlying shares the securities of another ETF that the calculation agent determines, in its sole discretion, is comparable to such ETF (any such securities, “successor underlying shares”). If the calculation agent selects any such successor underlying shares, such successor underlying shares will be substituted for the underlying shares for all purposes of the securities, including but not limited to determining the closing price of the underlying shares on any date of determination. In such event, the calculation agent will make such adjustments to any relevant price as it determines are appropriate in the circumstances. Upon any selection by the calculation agent of successor underlying shares, the calculation agent will cause notice thereof to be furnished to us and the trustee.

If as of any date of determination the calculation agent has not selected any successor underlying shares that are available on such date of determination, the closing price of the underlying shares on such date of determination will be determined by the calculation agent, in its sole discretion, and will be equal to (i) the closing level (as defined below) of the index underlying the ETF (the “ETF underlying index”) (or any successor ETF underlying index, as defined below) multiplied by (ii) a fraction, (x) the numerator of which is the closing price of the underlying shares on the last scheduled trading day prior to the occurrence of such termination event on which a closing price was available (solely pursuant to the first paragraph of the definition of “closing price”) and (y) the denominator of which is the closing level of the ETF underlying index (or any successor ETF underlying index) on such last scheduled trading day. The calculation agent will cause notice of the termination event and calculation of the closing price as described above to be furnished to us and the trustee.

If the closing price of the underlying shares is determined by reference to the ETF underlying index as described above, and the ETF underlying index is (i) not calculated and announced by the publisher of the ETF underlying index but is calculated and announced by a successor publisher acceptable to the calculation agent or (ii) replaced by a successor index that the calculation agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of that ETF underlying index, in each case the calculation agent may deem that index (the “successor ETF underlying index”) to be the applicable ETF underlying index and will calculate the closing level of that ETF underlying index by reference to the closing level of that successor ETF underlying index. In such event, the calculation agent will make such adjustments, if any, to any level of the ETF underlying index that is used for purposes of the securities as it determines are appropriate in the circumstances. Upon any selection by the calculation agent of a successor ETF underlying index, the calculation agent will cause notice to be furnished to us and the trustee.

If the closing price of the underlying shares is determined by reference to the ETF underlying index as described above, and at any time the publisher of the ETF underlying index (i) announces that it will make a material change in the formula for or the method of calculating the ETF underlying index or in any other way materially modifies the ETF underlying index (other than a modification prescribed in that formula or method to maintain the ETF underlying index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the ETF underlying index and no successor ETF underlying index is chosen as described above, then the calculation agent will calculate the level of the ETF underlying index on each subsequent date of determination in accordance with the formula for and method of calculating the ETF underlying index last in effect prior to the change or cancellation, but using only those securities included in the ETF underlying index immediately prior to such change or cancellation. Such level, as calculated by the calculation agent, will be substituted for the relevant level of the ETF underlying index for all purposes. In such event, the calculation agent will make such adjustments, if any, to any level of the ETF underlying index that is used for purposes of the securities as it determines are appropriate in the circumstances.

October 2013	PS-19

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

Notwithstanding these alternative arrangements, the delisting of the underlying shares, the liquidation or termination of the ETF or the discontinuance of the publication of the ETF underlying index may adversely affect the value of the securities.

For the purposes of this section, the “closing level” of the ETF underlying index on any date of determination will be the closing level of such index on such day as published by the publisher of such index (the “ETF underlying index publisher”), subject to the terms described below. If the closing level is not published by the ETF underlying index publisher on any date of determination, the closing level on that date will be the closing level of such index as calculated by the calculation agent in accordance with the formula for and method of calculating that index last in effect prior to the failure to publish, but using only those securities included in that index immediately prior to such failure to publish.  If a market disruption event for the index underlying the ETF occurs with respect to the index on the final valuation date, the calculation agent may, in its sole discretion, determine the closing level of the index on such date either (x) pursuant to the immediately preceding sentence (using its good faith estimate of the value of any security included in the index as to which an event giving rise to the market disruption event for an index underlying the ETF has occurred) or (y) if available, using the closing level of the index on such day as published by the ETF underlying index publisher. If the index is (i) not calculated and announced by the ETF underlying index publisher but is calculated and announced by a successor ETF underlying index publisher acceptable to the calculation agent or (ii) replaced by a successor index that the calculation agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of the index, in each case the calculation agent may deem that index (the “successor ETF underlying index”) to be the applicable index.

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities will be determined by the calculation agent and will equal, for each security, the amount to be received on the maturity date, calculated as though the date of acceleration were the final valuation date.  For purposes of the immediately preceding sentence, the portion of the amount to be received on the maturity date that is attributable to your final variable coupon payment, if any, will be prorated from and including the immediately preceding coupon payment date (or the issue date, if there is no such coupon payment date) to but excluding the date of acceleration.

In case of default under the securities, whether in the payment of a coupon or any other payment due under the securities, no interest will accrue on such overdue payment either before or after the maturity date.

Paying Agent and Trustee

Citibank, N.A. will serve as paying agent and registrar for the securities and will also hold the global security representing the securities as custodian for DTC.  The Bank of New York Mellon will serve as trustee for the securities.

October 2013	PS-20

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

United States Federal Tax Considerations

Prospective investors should note that the discussion under the section called “United States Federal Tax Considerations” in the accompanying prospectus supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the Securities.  It applies only to an initial holder of a security that purchases the security for cash at its stated principal amount and holds the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  It does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the securities;

•	investors holding the securities as part of a “straddle,” conversion transaction or constructive sale transaction;

•	U.S. Holders (defined below) whose functional currency is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”; and

•	persons subject to the alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships holding securities and partners in such partnerships should consult their tax advisers as to the particular U.S. federal tax consequences of holding and disposing of securities.

As the law applicable to the U.S. federal taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, this discussion does not address the effects of any applicable state, local or foreign tax laws or the potential application of the Medicare Contribution Tax.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain.  In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a security as a put option (the “Put Option”) written by the holder with respect to the underlying shares, secured by a cash deposit equal to the stated principal amount of the security (the “Deposit”).  In the opinion of our tax counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our tax counsel has advised us that due to the lack of any controlling legal authority it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Under this treatment:

•	a portion of each coupon payment will be attributable to interest on the Deposit; and

•
the remainder will represent option premium attributable to the holder’s grant of the Put Option (with respect to each coupon payment received and, collectively, all coupon payments received, “Put Premium”).

We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment.  Accordingly, potential investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities and with respect to any tax consequences arising under the laws of any state, local or foreign

October 2013	PS-21

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of each security as a Put Option and a Deposit.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Coupon Payments.  Based on current market conditions, we intend to treat the Deposit as a “variable rate debt instrument,” and the following discussion is based on this treatment.  Interest on the Deposit will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of tax accounting. The Put Premium will not be taken into account until maturity or earlier redemption, sale or exchange of the securities.  We will provide the percentage of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the final pricing supplement for the securities. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

Sale or Exchange Prior to Redemption or Maturity.  Upon a sale or exchange of a security prior to maturity or earlier redemption, a U.S. Holder should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of sale or exchange.  Except with respect to amounts attributable to accrued interest on the Deposit, which will be treated as such, a U.S. Holder will recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (the “Deposit Value”) and (ii) the U.S. Holder’s basis in the Deposit (i.e., the stated principal amount of the security).  Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year, and short-term capital gain or loss otherwise.

Any difference between the amount realized on the sale or exchange and the Deposit Value will be apportioned to the Put Option.  If the Deposit Value exceeds the amount realized upon the sale or exchange of a security, a U.S. Holder will be treated as having made a payment equal to such excess in exchange for the purchaser’s assumption of the Put Option.  The U.S. Holder will recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium previously received by the U.S. Holder, decreased by the amount deemed to be paid by the U.S. Holder, or increased by the amount deemed to be paid to the U.S. Holder, in exchange for the purchaser’s assumption of the Put Option.  This gain or loss will be short-term capital gain or loss.

Tax Treatment at Redemption or Maturity.  The coupon payment received at redemption or maturity will be treated as described above under “Coupon Payments.”

If a security is retired for its stated principal amount (without taking into account any coupon payment), the Put Option will be deemed to have expired unexercised, in which case a U.S. Holder will recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received at retirement.

At maturity, if a U.S. Holder receives an amount (without taking into account the final coupon payment) that is different from the stated principal amount of the security, the Put Option will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Option.  In that case, the U.S. Holder will recognize gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premium received (including the Put Premium received at maturity) and the cash the U.S. Holder receives at maturity, excluding the final coupon payment, and (ii) the Deposit. This gain or loss will be short-term capital gain or loss.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the securities.  It is possible, for example, that the securities could be treated in their entirety as debt instruments issued by us.  Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments.  In that event, regardless of the U.S. Holder’s tax accounting method, in each year that the U.S. Holder held the securities the U.S. Holder would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities.  In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.  It is also possible that the entire coupon on the securities could be treated as income to a U.S. Holder at the time received or accrued.

October 2013	PS-22

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Moreover, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder.

U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign trust or estate.

The term “Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes or certain former citizens or residents of the United States.  Such holders should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities.

Under the tax treatment described above under “—Tax Treatment of the Securities,” a Non-U.S. Holder of the securities generally should not be subject to U.S. federal withholding or income tax in respect of payments on the securities or amounts received on the sale, exchange or retirement of the securities, provided that (i) income in respect of the securities is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States, and (ii) the Non-U.S. Holder provides an appropriate IRS Form W-8 certifying under penalties of perjury that the beneficial owner is not a U.S. person.

Subject to the discussion in the accompanying prospectus supplement regarding Section 871(m) of the Code, a Non-U.S. Holder of the securities generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid with respect to the securities provided that (i) income in respect of the securities is not effectively connected with the holder’s conduct of a trade or business in the United States, and (ii) the holder complies with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect.  Accordingly,  Non-U.S. Holders should consult their tax advisers regarding the issues presented by the notice.

While we currently do not intend to withhold on payments on the securities to Non-U.S. Holders, in light of the uncertain treatment of the securities other persons having withholding or information reporting responsibility in respect of the securities may treat some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%.  Moreover, it is possible that, in light of further guidance, we may determine that we should withhold at a rate of 30% on coupon payments on the securities.  If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

If the Non-U.S. Holder is engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise.  Non-U.S. Holders to which this paragraph may apply should consult their tax advisers regarding other U.S. tax consequences of the ownership and disposition of the securities, including, if the Non-U.S. Holder is a corporation, the possible imposition of a 30% branch profits tax.

October 2013	PS-23

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Information Reporting and Backup Withholding

Payments on the securities and amounts received on the sale, exchange or retirement of the securities may be subject to information reporting and, if the holder fails to provide certain identifying information (such as an accurate taxpayer identification number in the case of a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code.  A Non-U.S. Holder that provides appropriate IRS Form W-8 will generally establish an exemption from backup withholding.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

Prospective investors in the securities should consult their tax advisers regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

October 2013	PS-24

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

Supplemental Plan of Distribution

The terms and conditions set forth in the Global Selling Agency Agreement dated December 20, 2012 among Citigroup Inc. and the Agents listed on Schedule I thereto, including CGMI, govern the sale and purchase of the securities.

CGMI, acting as principal, has agreed to purchase from Citigroup Inc., and Citigroup Inc. has agreed to sell to CGMI, $        aggregate stated principal amount of securities (         securities) for $985 per security. CGMI will receive an underwriting fee of $15 for each $1,000 stated principal amount security sold in this offering. From this underwriting fee, CGMI will pay selected dealers a fixed selling concession of $15 for each $1,000 security they sell. CGMI will pay the registered representatives of Citigroup Global Markets Inc. a fixed sales commission of $15 for each $1,000 security they sell.

The securities will not be listed on any securities exchange.

In order to hedge its obligations under the securities, Citigroup Inc. expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates. You should refer to the section “Summary Risk Factors—The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price” in this pricing supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

We expect to deliver the securities against payment therefor on November    , 2013, which is the fourth business day following the date hereof.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the securities on the date hereof will be required, by virtue of the fact that the securities initially will settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement.

CGMI is an affiliate of Citigroup Inc. Accordingly, the offering will conform to the requirements set forth in Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Certain Additional Selling Restrictions

Chile

The securities are being offered as of the date hereof solely to Qualified Investors (Inversionistas Calificados) pursuant to the private placement exemption provided by General Rule No. 306 of the Superintendencia de Valores Y Seguros (the “SVS”). The offering of the securities has not been and will not be registered with the Chilean Securities Registry or the Registry of Foreign Securities of the SVS and, therefore, the securities are not subject to oversight by the SVS and may not be sold publicly in Chile. The issuer of the securities is not obligated to make information available publicly in Chile regarding the securities.

Peru

The information contained in this pricing supplement has not been reviewed by the Superintendencia del Mercado de Valores (Peruvian Securities Market Superintendency or SMV; formerly, the Comisión Nacional Supervisora de Empresas y Valores or CONASEV). Neither the Regulations for Initial Offers and Sale of Securities (CONASEV Resolution 141-98-EF/94.10) nor the obligations regarding the information applicable to securities registered with the Registro Público del Mercado de Valores (Peruvian Stock Market Public Registry) apply to this private offering.

Uruguay

In Uruguay, the securities are being placed relying on a private placement (“oferta privada”) pursuant to section 2 of law 18.627, as amended. The securities are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

October 2013	PS-25

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities.  Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan’s assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans.  As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans.  Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less than, adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities and assets of a Plan.

Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.  Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan and its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).  Accordingly, each such purchaser or holder of the securities shall be required to represent (and deemed to have represented by its purchase of the securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)           the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a

October 2013	PS-26

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, (C) the holding of the securities, or (D) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)          we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)         any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)         our interests are adverse to the interests of the purchaser or holder; and

(v)          neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.  The sale of any securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

October 2013	PS-27

Citigroup Inc.
Callable Geared Buffer Range Accrual Securities Linked to the iShares® MSCI Emerging Markets ETF Due November , 2018

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. The range for the estimated value of the securities set forth on the cover page of this preliminary pricing supplement reflects uncertainty on the date of this preliminary pricing supplement about the inputs to CGMI’s proprietary pricing models on the pricing date.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2013 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

October 2013	PS-28